UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2024

STRYVE FOODS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38785	87-1760117
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Post Office Box 864 Frisco, TX	75034
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 987-5130

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	SNAX	The Nasdaq Stock Market LLC
Warrants, each exercisable for Class A Common Stock	SNAXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

The information set forth under Item 8.01 is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on April 9, 2024, Stryve Foods, Inc. (the “Company”) received a notice from the Listing Qualifications Staff (“Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company was not in compliance with Nasdaq Listing Rule 5550(b)(1) because the Company reported stockholders’ equity of less than $2.5 million as of December 31, 2023 (the “Minimum Stockholders’ Equity Rule”). Also as previously reported, in May 2024, the Company submitted a plan to Nasdaq advising of actions the Company has taken or will take to regain compliance with the Minimum Stockholders’ Equity Rule. Nasdaq accepted the Company’s plan and granted a 180-day extension, or through October 7, 2024, to regain compliance with the Minimum Stockholders’ Equity Rule.

As the Company did not regain compliance with the Minimum Stockholders’ Equity Rule by October 7, 2024, the Company received a delisting determination letter on October 8, 2024 (the “Delisting Determination Letter”). The Delisting Determination Letter states that unless the Company requests a timely hearing before a Nasdaq Hearing Panel (“Panel”) to appeal Nasdaq’s delisting determination, trading of the Company’s Class A common stock and warrants will be suspended and delisted from Nasdaq.

The Company has filed a request a hearing before the Panel, which was granted for November 26, 2024 (the “Hearing Date”), at which it will request a suspension of delisting pending its return to compliance. Pursuant to Nasdaq Listing Rule 5815(a)(1)(B), the hearing request has stayed the suspension of trading and delisting of the Class A common stock and warrants pending the conclusion of the hearing process. Consequently, the Class A common stock and warrants will remain listed on Nasdaq at least until the Panel renders a decision following the hearing.

The Company intends, prior to the Hearing Date, to regain compliance with the Minimum Stockholders’ Equity Rule by completing a planned underwritten public offering.

There can be no assurance that the Company will be able to regain compliance with the Minimum Stockholders’ Equity Rule or will otherwise be in compliance with other applicable Nasdaq listing rules, that the Company will be able to successfully complete its underwritten public offering or that the Company’s appeal of the delisting determination will be successful.

Item 8.01 Other Events

On October 10, 2024, the Company issued a press release. A copy of the press release is filed as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01(d). Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated October 10, 2024
104	Cover Page Interactive Data File - The cover page XBRL tags are embedded within the inline XBRL document

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can be identified by the use of words such as “should,” “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” “proposes” and similar expressions. Forward-looking statements contained in this Current Report on Form 8-K include statements regarding its intent and ability to regain compliance with the Minimum Stockholders’ Equity Rule or will otherwise be in compliance with other applicable Nasdaq listing rules, successfully complete an underwritten public offering, or successfully appeal the delisting determination, and regarding the Panel’s grant of the Company’s request for a suspension of delisting on Nasdaq. Although the Company believes that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks, uncertainties and other important factors that could cause actual results to differ materially from such forward-looking statements, including the risk that the Company may not be successful in its appeal to a Panel, the risk that the Company may not otherwise meet the requirements for continued listing under the Nasdaq Listing Rules, the risk that Nasdaq may not grant the Company relief from delisting if necessary, and the risk that the Company may not ultimately meet applicable Nasdaq requirements if any such relief is necessary, among other risks, uncertainties, and important factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as updated by its other filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of the document in which they are contained, and the Company does not undertake any duty to update any forward-looking statements, except as may be required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 10, 2024

STRYVE FOODS, INC.

By:	/s/ R. Alex Hawkins
Name:	R. Alex Hawkins
Title:	Chief Financial Officer